UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   November 30, 2006

NAVTEQ CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21323	77-0170321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

222 Merchandise Mart, Suite 900
Chicago, Illinois 60654
(Address of Principal Executive Offices) (Zip Code)

(312) 894-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On November 30, 2006, NAVTEQ Corporation (the “Company”) and its U.S. operating subsidiary, NAVTEQ North America, LLC (“NTNA”), entered into Amendment No. 2 (the “Second Amendment”) to the Credit Agreement with LaSalle Bank, National Association (the “Bank”) dated November 9, 2004, as amended by Amendment No. 1 dated as of November 30, 2005 (as amended, the “Agreement”).  The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

The Amendment extends the maturity date of the Agreement to December 1, 2007.  In addition, the Agreement contained a restriction on acquiring companies that were not EBITDA positive for the most recent twelve-month period unless the sum paid for such acquisition, along with all other acquisitions of such companies during the term of the Agreement did not exceed $25 million.  The Second Amendment removed this restriction.

Section 2 — Financial Information

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Section 9 — Financial Statement and Exhibits

Item 9.01  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(d)           Exhibits.

The following exhibit is being furnished herewith:

10.1                           Amendment No. 2 dated as of November 30, 2006 to Credit Agreement between NAVTEQ North America, LLC, NAVTEQ Corporation and LaSalle Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVTEQ CORPORATION

Date: December 4, 2006	By:	/s/ David B. Mullen
David B. Mullen
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Amendment No. 2 dated as of November 30, 2006 to Credit Agreement between NAVTEQ North America, LLC, NAVTEQ Corporation and LaSalle Bank, National Association.